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                [SUTHERLAND, ASBILL & BRENNAN LLP LETTERHEAD]





STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158



Internet: sroth@sablaw.com






                                   May 1, 2000




VIA EDGAR



National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604



                        Re: National Variable Life Insurance Account Registration Statement on Form S-6
                                    File No. 333-67003



Ladies and Gentlemen:



            We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 2 to Form S-6 for National Variable Life Insurance Account, which Prospectus describes certain flexible premium variable universal life policies intended primarily for the corporate market. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                Very truly yours,

                                SUTHERLAND ASBILL & BRENNAN LLP





                                By:
                                   Stephen E. Roth